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                                                                    Exhibit 21.1


                  GTECH HOLDINGS CORPORATION'S SOLE SUBSIDIARY:

GTECH Corporation


                        GTECH CORPORATION'S SUBSIDIARIES:


Concorde Acquisition Corp.  (Delaware)

Dreamport, Inc. (Delaware) (formerly GTECH Gaming sub. 1)

Dreamport do Brasil Ltda.

Environmental Paper Products, Inc. (RI)

Europrint Holdings Ltd. (UK)

GameScape, Inc. (RI)

Gaming Systems Corporation (Delaware)

Gana de Mexico S.A. de C.V.

GTECH GmbH  (German)

GRYTEK Co. Ltd. (Poland)

GTECH Asia Corporation (Delaware)

GTECH Australasia Corporation (Delaware)

GTECH do Brasil Holdings Ltda. (Brazil)

GTECH Canada Computer Systems Corporation (Canada)

GTECH Child Care Center  (Rhode Island)

GTECH Computer Systems Sdn Bhd (Malaysia)

GTECH Corporation (Delaware)

GTECH Corporation (Utah)

GTECH Czechoslovakia Corporation (Delaware)

GTECH De Mexico S.A. de C.V. (Mexico)

GTECH Eesti A.S. (Estonia)

GTECH Espana Corporation (Delaware)

GTECH Europe S.A. (Belgium)

GTECH Far East Pte Ltd (Singapore)
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GTECH Foreign Holdings Corporation (Delaware)

GTECH Gaming Subsidiary 2 Corporation  (Delaware)

GTECH Ireland Corporation (Delaware)

GTECH Italia Srl  (Italy)

GTECH Italy Corporation (Delaware)

GTECH Latin America Corporation (Delaware)

GTECH LIT Corporation (Lithuania)

GTECH Lithuania Corporation (Delaware)

GTECH Management P.I. Corporation (Delaware)

GTECH Nevada Corporation (Delaware)

GTECH Northern Europe Corporation (Delaware)

GTECH Offshore Services Limited (Jersey, Channel Islands)

GTECH Rhode Island Corporation  (Rhode Island)

GTECH South Africa Corporation (Delaware)

GTECH Suffolk Corporation (Delaware)

GTECH Sweden Corporation (Delaware)

GTECH Taiwan Corporation (Delaware)

GTECH Texas Corporation (Delaware)

GTECH U.K. Limited (U.K.)

GTECH U.K. Corporation (Delaware)

GTECH Worldserv, Inc. (Delaware)

GTECH Worldserv International, Inc. (Delaware)

GTECH Worldwide Services Corporation (Delaware)

Innovative Environmental Technologies, Inc.  (Delaware)

LAC Corporation (Rhode Island)

Oy GTECH Finland Ab. (Finland)
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SB Industria E Comercio Ltd. (Brazil)

Technology Risk Management Services, Inc.

Technology Travel Corporation (Delaware)

Transactive Corporation (Delaware)
(formerly GTECH Administrative Services Corp.)

Via Video Corporation (Delaware)

VideoSite, Inc. (Delaware)

Watson Land Company (Rhode Island)